Exhibit 10.20

HAWKEYE INTERMEDIATE, LLC

UNIT OPTION PLAN

EFFECTIVE AS OF  JULY 7, 2006

HAWKEYE INTERMEDIATE, LLC

UNIT OPTION PLAN

SECTION 1.         PURPOSE.

The purpose of the Plan is to attract and retain the best available personnel, to provide additional incentive to persons who provide services to the Company or its affiliates, and to promote the success of the Company’s business.  Consistent with these objectives, the Plan authorizes the granting of Options to acquire limited liability company units in the Company represented by Units pursuant to the terms and conditions set forth herein.  Capitalized terms used herein are defined in Section 11 herein.

SECTION 2.         ADMINISTRATION.

a.     Committees.  The Plan shall be administered by the Board of Managers of the Company or, at its election, by one or more Committees consisting of one or more members who have been appointed by the Board of Managers.  Each Committee shall have such authority and be responsible for such functions as may be delegated to it by the Board of Managers, and any reference to the Board of Managers in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Managers has delegated the relevant function.  If no Committee has been appointed, the entire Board of Managers shall administer the Plan.

b.     Authority of the Board of Managers.  The Board of Managers shall have full authority and discretion to take any actions it deems necessary or advisable for the administration and operation of the Plan, including a review of any decision, interpretation or other action by a Committee.  All decisions, interpretations and other actions of the Board of Managers or, in the absence of any action by the Board of Managers, any Committee shall be final and binding on all Participants and other persons deriving their rights from a Participant.  Without limiting the generality of the foregoing, the Board of Managers may, in its sole discretion, clarify, construe or resolve any ambiguity in any provision of the Plan or any Option Agreement, accelerate vesting or exercisability of Options, extend the term or period of exercisability of any Options, modify the Purchase Price or Exercise Price under any Option, or waive any terms or conditions applicable to any Options.

SECTION 3.         UNITS SUBJECT TO PLAN.

a.     Basic Limitation.  The equity securities to be subject to Options granted under the Plan shall be membership interests in the Company represented by Units. The aggregate number of Units that may be issued under the Plan (upon exercise of Options) shall not exceed 1,516,667 Units.  The number of Units is subject to adjustment pursuant to Section 7 herein.  The number of Units that are subject to Options outstanding at any time under the Plan shall not exceed the number of Units that then remain available for issuance under the Plan.

b.     Additional Units.  In the event that any outstanding Option expires, is cancelled or otherwise terminated, the Units allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan.  In the event that Units issued under the Plan are reacquired by the Company at a price less than Fair Market Value pursuant to any forfeiture provision or right of repurchase, such Units shall again be available for the purposes of the Plan.  In the event a Participant pays for any Option through the delivery of previously acquired Units, the number of Units available shall be increased by the number of Units surrendered by the Participant.

SECTION 4.         GENERAL TERMS.

a.     Eligibility.  The Board of Managers is authorized to grant Options to Employees, Managers and Consultants.

b.     Nontransferability.  Each Option granted under the Plan to a participant (other than stock for which there are no transfer restrictions) shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Option theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in the Option Agreement at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Option shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Option may permit the transferability of a Option by a participant solely to the participant’s spouse, siblings, parents, children and grandchildren or trusts for the Option of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Option..

c.     Restrictions on Transfer of Units.  Any Units issued under the Plan shall be subject to such vesting and special forfeiture conditions, rights of first offer and other transfer restrictions as the Board of Managers may determine.  Such restrictions shall be set forth in the applicable Option Agreement, and shall apply in addition to any restrictions that may apply to holders of Units generally.

d.     Withholding Requirements.  As a condition to the purchase of Units pursuant to the exercise of an Option, a Participant shall make such arrangements as the Board of Managers may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such receipt or purchase.  The Participant shall also make such arrangements as the Board of Managers may require for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with the disposition of Units acquired by exercising an Option.

e.     No Retention Rights.  Nothing in the Plan or in any Option granted under the Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

SECTION 5.         OPTIONS.

a.     Option Agreement.  Each grant of an Option under the Plan shall be evidenced by an Option Agreement between the Participant and the Company.  Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Managers deems appropriate for inclusion in an Option Agreement.  The provisions of the various Option Agreements entered into under the Plan need not be identical.

b.     Number of Units.  Each Option Agreement shall specify the number of Units that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 7 herein.

c.     Exercise Price.  Each Option Agreement shall specify the Exercise Price.  The Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Unit on the date of grant.  The Exercise Price under any Option shall be determined by the Board of Managers in its sole discretion and the Exercise Price shall be payable in a form described in Section 6 herein.

d.     Vesting.  Each Option Agreement shall specify the date and events on which all or any installment of the Option shall be vested and nonforfeitable (except as provided in the Plan or the Option Agreement).  The vesting and nonforfeitability provisions applicable to any Option shall be determined by the Board of Managers in its sole discretion.

e.     Exercisability.  Each  Option Agreement shall specify the date when all or any installment of the Option is to become exercisable.  The exercisability provisions of any Option Agreement shall be determined by the Board of Managers in its sole discretion.

f.      Basic Term.  The  Option Agreement shall specify the term of the Option.  The term shall not exceed 10 years from the date of grant.  Subject to the preceding sentence, the Board of Managers at its sole discretion shall determine when an Option is to expire.

g.     Termination of Service (Except for Cause).  Except as set forth in the Option Agreement, if a Participant’s Service terminates for any reason other than for Cause, then the Participant’s Options shall expire on the earliest of the following occasions:

(i)                   The expiration date determined pursuant to Subsection (f) above;

(ii)                The date sixty (60) days after the termination of the Participant’s Service for any reason other than death or Disability or for Cause (or such later date as the Board of Managers may determine);

(iii)             The date six (6) months after the termination of the Participant’s Service by reason of Disability (or such later date as the Board of Managers may determine);

(iv)      The date twelve (12) months after the termination of the Participant’s Service due to the Participant’s death; or

(v)         The date of termination of the Participant’s Service if such termination is for Cause.

A Participant (or in the case of the Participant’s death or Disability, the Participant’s representative) may exercise all or part of the Participant’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable for vested Units on or before the date Participant’s Service terminates   The balance of such Options shall lapse when the Participant’s Service terminates.

h.     Leaves of Absence.  For purposes of this Section, Service shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

i.      No Rights as a Unitholder.  A Participant, or a transferee of a Participant, shall have no rights as a unitholder with respect to any Units covered by the Participant’s Option until such person becomes entitled to receive such Units by filing a notice of exercise, paying the Purchase Price pursuant to the terms of such Option, becoming a signatory to the LLC Agreement provided by the Board of Managers and satisfying such other conditions as the Board of Managers shall reasonably require.

j.      Modification, Extension and Assumption of Options.  Within the limitations of the Plan, the Board of Managers may modify or extend outstanding Options or may provide for the cancellation of outstanding Options in return for the grant of new Options for the same or a different number of Units and at the same or a different Exercise Price.

SECTION 6.         PROCEDURE FOR EXERCISE.

a.     General Rule.  The Purchase Price of Units issued under the Plan shall be payable in cash or by check at the time when such Units are purchased, except as otherwise provided in this Section 6 herein.

b.     Surrender of Units.  At the sole discretion of the Board of Managers, all or any part of the Purchase Price and any applicable withholding requirements may be paid by surrendering, or attesting to the ownership of, Units that are already owned by the Participant.  Such Units shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised.

c.     Transfer Restrictions.  Units acquired upon exercise of an Option shall be subject to the terms and conditions of the LLC Agreement and may not be sold, assigned or otherwise transferred in any manner except as set forth in the LLC Agreement.

d.     Exercise of Discretion.  Should the Board of Managers exercise its discretion to permit the Participant to exercise the Option in whole or in part in accordance with Subsection (b) above, it shall not be bound to permit such alternative exercise for the remainder of any such Option or with respect to any other Option or Participant under the Plan.

SECTION 7.         ADJUSTMENT OF UNITS.

a.     General.  In the event of a subdivision of the outstanding Units, a combination or consolidation of the outstanding Units into a lesser number of Units, a recapitalization, a spin-off, a reclassification, initial public offering, or a similar occurrence, the Board of Managers shall make appropriate adjustments in one or more of (i) the number and kind of Units or other securities available under Section 3 herein for future Option grants, (ii) the number and kind of Units covered by each outstanding Option, (iii) the Exercise Price of each outstanding Option under the Plan.

b.     Dispositions, Mergers and Consolidations.  In the event the Company is a party to a merger or consolidation or similar transaction, the Committee is authorized to make adjustments in the terms and conditions of outstanding Options, including, without limitation:

(i)                                     the continuation or assumption of such outstanding Options under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent;

(ii)                                  the substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options;

(iii)                               the acceleration of the vesting of or right to exercise such outstanding Options immediately prior to or as of the date of the merger or consolidation, and the expiration of such outstanding Options to the extent not timely exercised by the date of the merger or consolidation or other date thereafter designated by the Board of Managers; or

(iv)                              the cancellation of all or any portion of such outstanding Options by a cash payment of the excess, if any, of the fair market value of the Units subject to such outstanding Options or portion thereof being canceled over the Purchase Price with respect to such Options or portion thereof being canceled.

c.     Reservation of Rights.  Except as provided in this Section 7 herein, neither a Participant nor a Participant’s representative shall have any rights by reason of (i) any subdivision or consolidation of units of any class, (ii) the payment of any distribution or (iii) any other increase or decrease in the number of units of any class.  Any issuance by the Company of units of any class, or securities convertible into units of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Units subject to an Option.  The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 8.         SECURITIES LAW REQUIREMENTS.  UNITS SHALL NOT BE ISSUED UNDER THE PLAN UNLESS THE ISSUANCE AND DELIVERY OF SUCH UNITS COMPLY WITH (OR ARE EXEMPT FROM) ALL APPLICABLE REQUIREMENTS OF LAW, INCLUDING (WITHOUT LIMITATION) THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS PROMULGATED THEREUNDER, STATE SECURITIES LAWS AND REGULATIONS, AND THE REGULATIONS OF

 ANY STOCK EXCHANGE OR OTHER SECURITIES MARKET ON WHICH THE COMPANY’S SECURITIES MAY THEN BE TRADED.  THE COMPANY SHALL NOT BE OBLIGATED TO FILE ANY REGISTRATION STATEMENT UNDER ANY APPLICABLE SECURITIES LAWS TO PERMIT THE PURCHASE OR ISSUANCE OF ANY UNITS UNDER THE PLAN, AND ACCORDINGLY ANY CERTIFICATES FOR UNITS MAY HAVE AN APPROPRIATE LEGEND OR STATEMENT OF APPLICABLE RESTRICTIONS ENDORSED THEREON.  EACH PARTICIPANT AND ANY PERSON DERIVING ITS RIGHTS FROM ANY PARTICIPANT SHALL, AS A CONDITION TO THE PURCHASE OR ISSUANCE OF ANY UNITS UNDER THE PLAN, DELIVER TO THE COMPANY AN AGREEMENT OR CERTIFICATE CONTAINING SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS AS THE COMPANY MAY DEEM NECESSARY OR APPROPRIATE TO ENSURE THAT THE ISSUANCE OF UNITS IS NOT REQUIRED TO BE REGISTERED UNDER ANY APPLICABLE SECURITIES LAWS.

SECTION 9.         DURATION AND AMENDMENTS.

a.     Term of the Plan.  The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Managers.

b.     Right to Amend or Terminate the Plan.  The Board of Managers may amend, suspend or terminate the Plan at any time and for any reason.  No Units shall be issued under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination.

SECTION 10.       SECTION 409A OF THE CODE

Notwithstanding anything herein or in any Option Agreement to the contrary, this Plan and any Option shall be interpreted in accordance with Section 409A of the Code, Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan.  Notwithstanding any provision of the Plan or an Option Agreement to the contrary, in the event that the Board of Managers determines that the Plan and/or Option are subject to Section 409A of the Code, the Board of Managers may, in its sole discretion and without a participant’s prior consent, amend the Plan and/or Option, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Option from the application of Section 409A of the Code, (b) preserve the intended tax treatment of any such Option, and (c) comply with the requirements of Section 409A of the Code, including any regulations or other interpretive guidance that may be issued after the grant of any Option.   Notwithstanding the foregoing, neither the Board of Managers nor the Company is obligated to ensure that Options comply with Section 409A of the Code or to take any actions to ensure such compliance.

SECTION 11.               DEFINITIONS.

a.     “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person or, with respect to any individual, such individual’s spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual’s spouse and/or such individual’s descendants.

b.     “Cause” shall mean, with respect to the Employer of Participant, (a) the admission, confession, or plea bargain to or conviction in a court of law of any felony or other crime involving moral turpitude or the commission by the Participant of any other act or any omission to act involving dishonesty, disloyalty or fraud, involving the Company which is material; (b) engaging in conduct that is demonstrably and materially injurious to the business, reputation, character, or community standing of the Employer (c) continued material failure to perform the material duties of the Participant’s employment for 15 days after written notice from the Employer to the Participant providing a detailed description of the failure constituting cause; (d) gross negligence or willful misconduct with respect to the Employer that is demonstrably and materially injurious to the Company; or (e) breach of any restrictive covenant with the Employer not cured within 15 days of written notice from the Employer to the Participant providing a detailed description of the activities constituting Cause (or if the Participant’s employment with an Employer is pursuant to an employment agreement at the time of his termination of employment, then Cause shall be as defined in such employment agreement).

c.     “Change of Control” shall mean the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other party or parties, other than an Affiliate of THL, on an arm’s-length basis, pursuant to which (a) a party or group (as defined under Rule 13d under the Securities Exchange Act of 1934, as amended) who is not a unitholder of the Company on the Effective Date, acquires, directly or indirectly (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise), more than 50% of the voting power of the Company or otherwise becomes entitled to designate a majority of the members of the Company’s Board, or (b) such party or parties, directly or indirectly, acquire assets constituting all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis.

d.     “Code” shall mean the Internal Revenue Code of 1986, as amended.

e.     “Committee” shall mean a committee of the Board of Managers, as described in Section 2(a) herein.

f.      “Company” shall mean Hawkeye Intermediate, LLC, a Delaware limited liability company.

g.     “Consultant” shall mean a person who performs bona fide services for the Company or a  Subsidiary as a consultant or advisor, excluding Employees and Managers.

h.     “Disability” shall mean any physical or mental disability of the Participant rendering the Participant unable to perform the duties of his employment for a period of at least 120 days out of any twelve-month period.  Any determination of Disability shall be made by the Board in consultation with a qualified physician or physicians selected by the Board and reasonably acceptable to the Participant.

i.      “Employee” shall mean an individual who is a common-law employee of the Company or a Subsidiary.

j.      “Employer” means the Company and its subsidiaries and at all times includes Hawkeye Renewables, LLC and Hawkeye Holdings, Inc. and their subsidiaries and shall also include any successor to the Company after a Change of Control.

k.    “Exercise Price” shall mean the amount for which one Unit may be purchased upon exercise of an Option, as specified by the Board of Managers in the applicable Option Agreement.

l.      “Fair Market Value” shall be determined by the Board in good faith.

m.    “Good Reason” means:  (i) a material diminution in or assignment of duties inconsistent with Participant’s position prior to the date of this Agreement or a change in the Participant’s direct reporting relationship, provided, however, that a change in title shall not itself be considered a material diminution; (ii) a reduction in base salary or a reduction in any annual bonus (it being understood that the failure to receive an annual bonus or a reduced annual bonus due to failure to meet applicable performance targets shall not be considered a reduction in annual bonus hereunder); (iii) if the Participant’s employment with an Employer is pursuant to an employment agreement at the time of his termination of employment, then Good Reason shall be as defined in such employment agreement; or (iv) any material breach of the Securityholders’ Agreement, the IPO Corp. Securityholders’ Agreement or the LLC Agreement by the Company which is not cured within 15 days after written notice of such breach is provided by Executive to the Company.

n.     “IPO Corp. Securityholders’ Agreement”  means the Hawkeye Holdings, Inc. Securityholders’ Agreement to be entered into among Hawkeye Holdings, Inc. and certain securityholders of IPO Corp., as amended, modified or supplemented from time to time.

o.     “LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Company dated June 30, 2006 by and among the Company, Hawkeye Holdings, L.L.C., certain Affiliates of THL and the other parties thereto.

p.     “Manager” shall mean a member of the Board of Managers who is not an Employee.

q.     “Option” shall mean an Option granted under the Plan and entitling the holder to purchase Units at such time or times as set forth in the Plan or Option Agreement.

r.     Option Agreement” shall mean the agreement between the Company and a Participant which contains the terms, conditions and restrictions pertaining to the Participant’s Option.

s.     “Participant” shall mean an individual to whom the Board of Managers in its sole discretion may designate from time to time to receive an Option under the Plan.

t.      “Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

u.     “Plan” shall mean this Hawkeye Intermediate, LLC Unit Option Plan.

v.     “Purchase Price” shall mean the Exercise Price multiplied by the number of Units with respect to which an Option is being exercised.

w.    “Securityholders Agreement” means the Limited Liability Securityholders Agreement dated June 30, 2006 between the Company and certain securityholders of the Company, as amended, modified or supplemented from time to time.

x.     “Service” shall mean service as an Employee, Manager or Consultant.

y.     “Subsidiary” shall mean any person of which a majority of the outstanding voting securities or other equity interests are owned, directly or indirectly, by the Company.

z.     “THL” means Thomas H. Lee Equity Fund VI, L.P., a Delaware limited partnership, and its Affiliates.

aa.   “Transfer” means the sale, transfer, assignment, pledge or other disposal (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of the Option; provided, that a Transfer does not include any portion of the Option that has vested in accordance with the terms of this Agreement.

bb.   “Unit” shall mean Class A Common Units of the Company, as defined in the LLC Agreement.

SECTION 12.       MISCELLANEOUS.

a.     Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of  Delaware, as such laws are applied to contracts entered into and performed in such State.

b.     Execution.  To record the adoption of the Plan by the Board of Managers, the Company has caused its authorized officer to execute the same.

Hawkeye Intermediate, LLC

By:

Title: